EXHIBIT 4.17

EXECUTION COPY

CROWN CASTLE INTERNATIONAL CORP.

ISSUER

$230,000,000 AGGREGATE PRINCIPAL AMOUNT

OF

4% CONVERTIBLE SENIOR NOTES DUE 2010

FIRST

SUPPLEMENTAL

INDENTURE

DATED AS OF JULY 2, 2003

TO THE INDENTURE

DATED AS OF JULY 2, 2003

THE BANK OF NEW YORK

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 2, 2003 to the Indenture (the “Indenture”) dated as of July 2, 2003 between Crown Castle International Corp., a Delaware corporation, and The Bank of New York, as trustee (the “Trustee”).

The Company (as defined below) and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 4% Convertible Senior Notes due 2010 issued under this Supplemental Indenture (the “Securities”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. The following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CCUK” means Crown Castle UK Holdings Limited, a company incorporated under the laws of England and Wales, and its successors.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the information or the schedule called for by footnotes 1, 2 and 3 thereof.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); provided, however, that transfers of Equity Interests in the Company between or among the beneficial owners of the Company’s Equity Interests and/or Equity Interests in CCUK, in each case as of June 26, 2000, will not be deemed to cause a Change of Control under this clause (3) so long as no single Person together with its Affiliates acquires a beneficial interest in more of the Voting Stock of the Company than is at the time collectively beneficially owned by the Principals and their Related Parties;

(4)	the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or

(5)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(a)	the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(b)	the Principals and their Related Parties own a majority of such outstanding shares after such transaction.

“Closing Price”, with respect to any Conversion Date, means the Sale Price on the Trading Day prior to such Conversion Date.

“Company” means Crown Castle International Corp., a Delaware corporation, and any and all successors thereto.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Company who: (1) was a member of such board of directors on August 3, 1999; (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election; or (3) is a designee of a Principal or was nominated by a Principal.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as Custodian with respect to the Securities in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Event” means a Change of Control and/or a Termination of Trading.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

“Global Security” means a global security that is in substantially the form attached hereto as Exhibit A and that includes the information and schedule called for by footnotes 1, 2 and 3 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Holder” means a Person in whose name a Security is registered.

“Indebtedness” means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

“Indenture” means the Indenture as defined in the preamble hereto, as amended or further supplemented from time to time.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 11.04 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.04 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Principals” means Berkshire Fund III, Limited Partnership; Berkshire Fund IV, Limited Partnership; Berkshire Investors LLC; Berkshire Partners LLC; Centenial Fund IV, L.P.; Centenial Fund V, L.P.; Centenial Entrepreneurs Fund V, L.P.; Nassau Capital Partners II, L.P.; and NAS Partners I, L.L.C., and any Related Party of the foregoing.

“Related Party” with respect to any Principal means: (1) any controlling stockholder, 80% (or more) owned Subsidiary of such Principal; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, members, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

“Responsible Officer” with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary of the Company that is an not an Unrestricted Subsidiary.

“Sale Price” on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) of the Common Stock on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the Nasdaq National Market. In the absence of such quotations, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate. Sale Price shall be determined without reference to extended or after hours trading.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning assigned to it in the preamble to this Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that would be a “significant subsidiary” of such Person as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof, except that all references to “10 percent” in Rule 1-02(w)(1), (2) and (3) shall mean “5 percent” and that all Unrestricted Subsidiaries of the Company shall be excluded from all calculations under Rule 1-02(w).

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership:

(a)	the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

(b)	the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Termination of Trading” means any occurrence after which the Common Stock (or other common stock into which the Securities are then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which the Indenture is qualified under the TIA.

“Trading Day” means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Supplemental Indenture and thereafter means the successor serving hereunder.

“Underwriting Agreement” means the Underwriting Agreement dated as of June 26, 2003, between the Company and the respective Underwriters set forth in Schedule I thereto relating to the offer and sale of the Securities.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is an “unrestricted subsidiary” under any of the indentures or other instruments of Indebtedness relating to the Company’s Indebtedness, whether existing as of the date hereof or entered into after the date hereof.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Agent Members”	2.01	(c)
“Common Stock”	4.01	(a)
“Conversion Agent”	2.03	(a)
“Conversion Notice”	4.03	(a)
“Conversion Rate”	4.02
“Current Market Price”	4.05	(i)
“Depository”	2.01	(a)
“Designated Event Date”	5.01	(a)
“Designated Event Offer”	5.01	(a)
“Designated Event Purchase Date”	5.01	(a)
“Designated Event Purchase Notice”	5.01	(b)
“Designated Event Purchase Price”	5.01	(a)
“DTC”	2.01	(a)
“Expiration Time”	4.05	(f)
“Event of Default”	8.01
“non-electing share”	4.12
“Paying Agent”	2.03	(a)
“Purchased Shares”	4.05	(f)(i)

Term	Defined in Section
“Registrar”	2.03
“Repurchase Notice”	5.01(c)
“Rights Plan Securities”	4.05(h)(i)
“Spinoff Valuation Period”	4.05(d)(i)
“Trigger Event”	4.05(h)(i)

Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

The following TIA terms used in this Supplemental Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security Holder” means a Holder of a Security;

“indenture to be qualified” means this Supplemental Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company and any successor obligor upon the Securities.

All other terms used in this Supplemental Indenture that are defined by the TIA, defined by the TIA’s reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)	“or” is not exclusive;

(d)	in the singular include the plural, and in the plural include the singular;

(e)	provisions apply to successive events and transactions; and

(f)	references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE SECURITIES

Section 2.01. Issuance; Form and Dating. (a) The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made part of this Supplemental Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee as Custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the each Global Security may from time to time be increased or decreased by adjustments made on the records of the Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c) Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Custodian.

(d) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Section 2.02. Execution and Authentication. An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor defects in any facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

(a) If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(b) A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Supplemental Indenture.

(c) On the date hereof, the Trustee shall authenticate and deliver up to $230,000,000 principal amount of 4.0% Convertible Senior Notes due 2010, which will be represented by a Global Security. To the extent less than $230,000,000 principal amount of such Securities are authenticated and delivered as of the date hereof, the Trustee shall, upon order from the Company, authenticate and deliver such remainder or portion of such remainder within 30 days following the date hereof as may be necessary in connection with any exercise by the Underwriters (as defined in the Underwriting Agreement) of their over-allotment option pursuant to the Underwriting Agreement.

(d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.03. Registrar, Paying Agent and Conversion Agent. (a) The Company shall maintain an office or agency where the Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any agent not a party to this Supplemental Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

(b) The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Securities.

Section 2.04. Maintenance of Office or Agency; Paying Agent to Hold Money in Trust. (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities and this Supplemental Indenture may be served. Such office shall initially be the office of the Trustee.

(b) The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least 10 days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of the Securities, and the Company shall otherwise comply with TIA § 312(a).

Section 2.06. Transfer and Exchange. (a) The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Supplemental Indenture are satisfied. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the requirements of this Supplemental Indenture are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request. The Company or the Registrar may require payment by the Holder of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

(b) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to the provisions of the Securities with respect to record dates) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(c) Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange the Securities for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of the Securities selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange the Securities selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

(d) All Securities issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture will evidence the same debt and will be entitled to the same benefits under this Supplemental Indenture as the Securities surrendered upon such transfer or exchange.

Section 2.07. Additional Transfer and Exchange Requirements. (a) Transfer and Exchange of Global Securities.

(1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation, and a successor depositary is not appointed by the Company within 90 days or (y) an Event of Default or a Default has occurred and is continuing. In either such case, the Company shall execute, and the Trustee shall, upon receipt of an order from the Company, authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(2) Notwithstanding any other provisions of this Supplemental Indenture other than the provisions set forth in paragraph (a)(1) of this Section 2.07, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with paragraph (a)(1) of this Section 2.07 of this Supplemental Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested if the requirements for such transaction under this Supplemental Indenture are satisfied;

provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing.

(c) Transfers of Certificated Securities for Beneficial Interest in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in paragraph (a)(1) of this Section 2.07 which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Supplemental Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security; or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed and accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in a form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing;

(d) Transfers to the Company. Nothing in this Supplemental Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries.

(e) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08. Mutilated, Destroyed, Lost and Stolen Securities. (a) If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(b) If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

(c) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

(d) Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(e) Every new Security issued pursuant to this Section 2.08 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Supplemental Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(f) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

(a) If a Security is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(b) If the principal amount of any Security is considered paid under Section 6.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(c) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

(d) A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

Section 2.10. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded.

Section 2.11. Temporary Securities. Until certificates representing the Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a Company Order. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Supplemental Indenture as the definitive Securities.

Section 2.12. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Securities on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Holder of the Securities a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.14. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 2.15. No Sinking Fund. No sinking fund will be provided with respect to the Securities.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Redemption of Notes. The Company may not redeem any Securities prior to July 18, 2008 except as set forth in Section 5.01. At any time on or after July 18, 2008 and prior to maturity, the Securities may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.03, at the redemption prices set forth in the form of Security attached as Exhibit A hereto, together with accrued and unpaid interest, if any, to, but excluding the date fixed for redemption.

Section 3.02. Notices to Trustee. If the Company desires to redeem all or part of the Securities pursuant to Section 3.01, it shall notify the Trustee of the redemption date and the principal amount of the Securities to be redeemed. The Company shall give the notice at least 30 but no more that 60 days before the redemption date (or such shorter notice as may be acceptable to the Trustee).

Section 3.03. Selection of Securities to Be Redeemed. (a) If less than all of the Securities are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Securities to be redeemed as follows:

(1) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed; or

(2) if the Securities are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

(b) No Securities of $1,000 of principal amount or less will be redeemed in part. Except as provided in the preceding sentence, provisions of this Supplemental Indenture that apply to the Securities called for redemption also apply to portions of the Securities called for redemption. Notices of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed at its registered address. Notices of redemption may not be conditional.

(c) If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount of that Security to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security presented for redemption will be issued in the name of the Holder thereof upon cancellation of the original Security. Securities called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue or accrete on the Securities or portions of them called for redemption.

Section 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed a notice of redemption to each Holder whose Securities are to be redeemed at its registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on the Securities called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities and/or provision of this Supplemental Indenture pursuant to which the Securities called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.04 hereof, the Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.06. Deposit of Redemption Price. (a) One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all the Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

(b) If the Company complies with the provisions of the preceding paragraph (a), on and after the redemption date, interest shall cease to accrue on the Securities or the portions of the Securities called for redemption. If a Security is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

Section 3.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

CONVERSION OF SECURITIES

Section 4.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 4, at the option of the Holder thereof at any time prior to the close of business on January 15, 2010, the principal amount of any Security that is an integral multiple of $1,000 and which has not previously been repurchased pursuant to Article 5 hereof, may be converted into fully paid and nonassessable shares of Common Stock of the Company, $0.01 par value per share (the “Common Stock”), at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion.

(b) Provisions of this Supplemental Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(c) A Security in respect of which a Holder has delivered a Repurchase Notice pursuant to Section 5.01 exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Repurchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent not later than the close of business on the 20th Business Day after the mailing of the Designated Event Offer or 5:00 p.m., New York City time, on the Business Day prior to the Designated Event Purchase Date, whichever is later, in accordance with Section 5.01.

(d) A Holder of Securities is not entitled to any rights of a holder of Common Stock until the Conversion Date appplicable to such Holder, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

Section 4.02. Conversion Rate. Each $1,000 principal amount of the Securities shall be convertible into the number of shares of Common Stock specified in the form of Security (herein called the “Conversion Rate”) attached as Exhibit A hereto. The Conversion Rate shall be adjusted in certain instances as provided in Section 4.05 hereof. All calculations under this Article 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

Section 4.03. Exercise of Conversion Privilege; Effect of Conversion. (a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security (the “Conversion Notice”) or a facsimile thereof and deliver such notice to the Conversion Agent in accordance with the notice provisions set forth in Section 11.02, (2) surrender the Security to the

Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (4) pay any transfer or similar tax, if required and (5) if required pursuant to paragraph (c) of this Section 4.03, pay funds equal to the interest payable on the next payment date. In the case of a Global Security, the Conversion Notice shall be completed by a Depositary participant on behalf of the beneficial holder. The date on which the Holder satisfies all of these requirements is the “Conversion Date”. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver to the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share thereof, as provided in Section 4.04 hereof, and the Conversion Agent shall forward such certificate or certificates at the addresses set forth in the written notices sent to the Company by the Holders electing to convert their Securities. Anything herein to the contrary notwithstanding, in the case of Global Securities, Conversion Notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

(b) The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of Company had not been closed. Upon conversion of a Security, such person shall be deemed to hold such shares of Common Stock and shall no longer be a Holder of such Security. Holders shall not be entitled to receive any dividends payable to any holders of Common Stock as of any record date before the close of business on the applicable Conversion Date.

(c) Securities surrendered for conversion during the period from the close of business on any record date immediately preceding any payment date to the opening of business on such payment date shall be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the interest payable on such payment date on the principal amount of Securities being surrendered for conversion; provided, however, that no such payment need be made if (1) the Company has specified a Designated Event Purchase Date pursuant to Section 5.01 that is during such period, (2) the Company has specified a date for redemption of the Securities pursuant to Section 3.03 that is during such period or (3) only to the extent of overdue interest, any overdue interest exists at the time of conversion with respect to such Security. Interest shall be payable to such registered Holder notwithstanding the conversion of such Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. Except as otherwise provided in this Section 4.03, no payment or adjustment will be made for accrued interest on a converted Security.

(d) Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Supplemental Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

(e) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered. No payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion from the payment date preceding the day of conversion, or on account of any dividends on the Common Stock issued upon conversion. In addition, Holders shall not be entitled to receive any dividends payable to holders of Common Stock as of any dividend record date before the close of business on the applicable Conversion Date.

(f) Upon the conversion of a beneficial interest in a Global Security, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(g) Upon the conversion of a Security, any of the accrued but unpaid interest to the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Securities being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted Security and the accrued but unpaid interest to the Conversion Date.

Section 4.04. Fractions of Common Stock Shares. No fractional shares of Common Stock shall be issued upon conversion of the Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the principal amount of the Securities so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of Common Stock.

Section 4.05. Adjustment of Conversion Rate. (a) In case at any time after the date of the issuance of the Securities, the Company shall pay or make a dividend or other distribution to the Common Stock payable in shares of its Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction, of which:

(i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

(ii) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this paragraph (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(b) In case at any time after the date of the issuance of the Securities, the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them (for a period ending within 45 days after the date fixed for the determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the then Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction, of which:

(i) the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so subscribed for or purchased would purchase at such Current Market Price; and

(ii) the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so subject to subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. Such adjustment shall be made successively whenever any such rights, options or warrants are issued. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof (the value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee). For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(c) In case at any time after the date of the issuance of the Securities, outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case at any time after the date of the issuance of the Securities, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock, shares of any class of its Capital Stock, evidences of its indebtedness or other assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph (b) of this Section 4.05, (y) any dividend or distribution referred to in paragraph (a) of this Section 4.05 and (z) any dividend or distribution paid exclusively in cash), then (unless the Company elects to reserve such shares of Capital Stock, evidences of indebtedness or other assets for distribution to the Holders upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such shares of Capital Stock, evidences of indebtedness or other assets which such Holder would have received if such Holder had converted its Securities into Common Stock immediately prior to the date fixed for determination of stockholders entitled to receive such distributions), the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be adjusted by dividing such Conversion Rate by a fraction, of which:

(i) the numerator shall be the Current Market Price on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) on the date fixed for such determination, of the portion of shares of Capital Stock, evidences of indebtedness or other assets so distributed applicable to one share of Common Stock; and

(ii) the denominator shall be such Current Market Price on the date fixed for such determination,

such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that if the then fair market value (as so determined) of the portion of the shares of Capital Stock, evidences of indebtedness or assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of shares of Capital Stock, evidences of indebtedness or assets such Holder would have received had such Holder converted each Security on the date fixed for determination of stockholders entitled to receive such distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the shares of Capital Stock, evidences of indebtedness or assets distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar Equity Interests in, a Subsidiary or other business unit of the Company, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by dividing the Conversion Rate in effect on the date fixed for determination of stockholders entitled to receive such distribution with respect to such distribution by a fraction, of which:

(i) the numerator shall be (x) the average Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such distribution on the principal national or regional exchange, the New York Stock Exchange or other market on which the distributed securities are then listed or quoted less (y) the value (determined by reference to the market value implied by the average Sale Price of such Capital Stock or similar equity interests so distributed measured over the Spinoff Valuation Period (in circumstances where such Sale Prices are available)) of the portion of shares of Capital Stock or similar Equity Interests in the Subsidiary or other business unit of the Company so distributed applicable to one share of Common Stock; and

(ii) the denominator shall be the average Sale Price of one share of Common Stock over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of shares of Capital Stock, assets or evidences or indebtedness such Holder would have received had such Holder converted each Security on the date fixed for determination of stockholders entitled to receive such distribution.

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash portions of distributions referred to in paragraph (d) of this Section 4.05) then the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be adjusted by multiplying such Conversion Rate by a fraction, of which:

(i) the numerator shall be the Current Market Price on the date fixed for such determination, and

(ii) the denominator shall be the Current Market Price on the date fixed for such determination less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the date fixed for such determination; provided, however, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the date fixed for such determination, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security on the date fixed for such determination. If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution had not been declared.

(f) In case at any time after the date of the issuance of the Securities, a tender or exchange offer made by the Company or any Subsidiary for any shares of Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment by the Company or any Subsidiary of consideration having a fair market value per share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which:

(i) the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Date. Such adjustment shall be made successively whenever any such tender or exchange offers are made. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would have been in effect based on the number of shares actually purchased.

(g) The reclassification of Common Stock into securities other than Common Stock shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination”within the meaning of paragraph (d) of this Section 4.05), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph (c) of this Section 4.05).

(h) (i) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock (such rights or warrants being called “Rights Plan Securities”), in each case of clauses (1)-(3) until the occurrence of a specified event or events (each, a “Trigger Event”) shall be deemed not to have been distributed for purposes of this paragraph (h) (and no adjustment to the Conversion Rate under this paragraph (h) will be required due to the issuance of such Rights Plan Securities) until the occurrence of the earliest Trigger Event, whereupon such Rights Plan Securities shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under paragraph (b) of this Section 4.05. If any such Rights Plan Securities, including any such existing Rights Plan Securities distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such Rights Plan Securities become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new Rights Plan Securities with such rights (and a termination or expiration of the existing Rights Plan Securities without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of Rights Plan Securities, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.05 was made, (1) in the case of any such Rights Plan Securities that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such Rights Plan Securities (assuming such holder had retained such Rights Plan Securities), made to all holders of Common Stock as of the date of such redemption or repurchase and (2) in the case of such Rights Plan Securities that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such Rights Plan Securities had not been issued.

(ii) No adjustment of the Conversion Rate shall be made pursuant to this Section 4.05 in respect of Rights Plan Securities distributed or deemed distributed on any Trigger Event to the extent that such Rights Plan Securities are actually distributed, or reserved by the Company for distribution to Holders upon conversion by such Holders of Securities to Common Stock.

(iii) For purposes of this paragraph (h) and paragraphs (a) and (b) of this Section 4.05, any dividend or distribution to which this paragraph (h) of this Section 4.05 is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of shares of Capital Stock, evidences of indebtedness or assets other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this paragraph (h) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by paragraphs (a) and (b) of this Section 4.05 with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of paragraph (a) of this Section 4.05.

(i) For the purpose of any computation under paragraphs (b), (d), (e) or (f) of this Section 4.05, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily Sale Prices of the Common Stock for the ten consecutive Trading Days ending the earlier of the date of determination and the day before the “ex” date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph (i), the term “ex” date, when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution.

(j) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (j)) would require an increase or decrease of at least 1.0% in the Conversion Rate; provided, however, that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (j) shall be made to the nearest whole cent. No adjustment need be made pursuant to any issuance of convertible or exchangeable securities or rights to purchase convertible or exchangeable securities. Except as specifically set forth in this Section 4.05, to the extent the Securities become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Securities are convertible.

(k) The Company may make such increases in the Conversion Rate, in addition to those required by this Section 4.05, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (k) and its actions in so doing shall be final and conclusive.

(l) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during such period, and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided for in Section 11.02 at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(m) In the event that this Article 4 requires adjustments to the Conversion Rate under more than one of Sections 4.05(a), 4.05(b), 4.05(d) or 4.05(e) hereof, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 4.05(d), second, the provisions of Section 4.05(e), third, the provisions of Section 4.05(a) and fourth, the provisions of Section 4.05(b). After an adjustment to the Conversion Rate under this Article 4, any subsequent event requiring an adjustment under this Article 4 shall cause an adjustment to the Conversion Rate as so adjusted. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article 4, such adjustments shall be made to the provisions of Section 4.05(i) hereof as may be necessary or appropriate to effectuate the intent of this Article 4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

Section 4.06. Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided: (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 4.05 hereof and shall prepare an Officers’ Certificate setting forth the adjusted Conversion Rate (certified by the Company’s independent public accountants or other certified public accountant) and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee at each office or agency maintained for the purpose of conversion of the Securities pursuant to Section 4.03 hereof; and (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be given by the Company to the Trustee and all Holders in the manner provided for in Section 11.02. The Trustee shall not be deemed to have notice of any change in the Conversion Rate unless and until it receives the Officers’ Certificate provided for in the foregoing clause (a) setting forth such change.

Section 4.07. Notice of Certain Corporate Action. In case:

(1) the Company shall declare a dividend or make any other distribution that would require any adjustment pursuant to Section 4.05 hereof;

(2) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights;

(3) of any reclassification of the Common Stock of the Company, or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required or that is otherwise subject to Section 4.12 hereof, or of the conveyance, lease, sale or transfer of all or substantially all of the assets of the Company; or

(4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Securities pursuant to Section 4.03 hereof, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the register for the Securities, at least 20 days prior to the applicable record or effective date hereinafter specified, a notice (which notice shall also be sent by release to Reuters Economic Services and Bloomberg Business News as set forth in Section 11.02) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, lease, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, lease, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 4.07. If at the time the Trustee shall not be the Conversion Agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee. The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Securities pursuant to Section 2.03, and shall cause to be provided to all Holders in accordance with Section 11.02, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

Section 4.08. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities.

Section 4.09. Taxes on Conversions. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

Section 4.10. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 4.09 hereof, the Company will pay all taxes, liens and charges with respect to the issue thereof.

The Company will endeavor promptly to comply with all Federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon conversion of Securities, if any, and will use its best efforts to list or cause to have quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.11. Cancellation of Converted Securities. All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.12.

Section 4.12. Provisions in Case of Consolidation, Merger or Sale of Assets. In the case of (i) any reclassification or change of the outstanding shares of Common Stock, (ii) any consolidation, merger or combination of the Company with another Person or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person, in each case of clauses (i)-(iii) as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) providing that each Security shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided, however, that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (a “non-electing share”), then for the purposes of this Section 4.12, the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4.

The Company shall cause notice of the execution of such supplemental indenture to be given to each Holder in the manner provided for in Section 11.02. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 4.12 applies to any event or occurrence, Section 4.05 shall not apply.

Section 4.13. Right of Holders to Convert. The limitations set forth in Section 8.06 shall not apply to the right of a Holder to bring a suit for the enforcement of such Holder’s right to convert Securities pursuant to this Article 4.

ARTICLE 5

REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDERS

UPON A DESIGNATED EVENT

Section 5.01. Repurchase at Option of Holders upon a Designated Event. (a) Upon the occurrence of a Designated Event (the date of such occurrence, the “Designated Event Date”), the Company shall notify the Holders of the Securities in writing of such occurrence in accordance with paragraph (b) below, and shall make an offer to purchase (a “Designated Event Offer”), and shall purchase, on a Business Day (a “Designated Event Purchase Date”) not more than 60 nor less than 30 days following the Designated Event Date all, but not less than all, of the then outstanding Securities at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the Designated Event Purchase Date (the “Designated Event Purchase Price”).

(b) Notice of a Designated Event Offer (a “Designated Event Purchase Notice”) shall be mailed by the Company not later than the 30th day after the Designated Event Date to the Holders of the

Securities at their last registered addresses with a copy to the Trustee and the Paying Agent (and shall also be given by release made to Reuters Economic Services and Bloomberg Business News). The Designated Event Offer shall remain open from the time of mailing for at least 20 Business Days or until 5:00 p.m., New York City time, on the Business Day prior to the Designated Event Purchase Date, whichever is later. The Designated Event Purchase Notice, which shall govern the terms of the Designated Event Offer, shall include such disclosures as are required by law and shall state:

(1) that the Designated Event Offer is being made pursuant to this Section 5.01 and that any portion of the principal amount of Securities that is equal to $1,000 or an integral multiple thereof, validly tendered into the Designated Event Offer and not withdrawn, will be accepted for payment;

(2) the cash purchase price (including the amount of accrued interest, if any) for each Security, the Designated Event Purchase Date and the date on which the Designated Event Offer expires;

(3) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

(4) that any Security accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest after the Designated Event Purchase Date;

(5) that Holders electing to have Securities purchased pursuant to a Designated Event Offer will be required to surrender their Securities to the Paying Agent at the address (in the Borough of Manhattan, The City of New York) specified in the Designated Event Purchase Notice prior to the close of business on the 20th Business Day after the mailing of the Designated Event Offer or 5:00 p.m., New York City time, on the Business Day prior to the Designated Event Purchase Date, whichever is later, and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

(6) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the 20th Business Day after the mailing of the Designated Event Offer or 5:00 p.m., New York City time, on the Business Day prior to the Designated Event Purchase Date, whichever is later, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

(7) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

(8) the instructions that Holders must follow in order to tender their Securities; and

(9) in the event that the Designated Event giving rise to the requirement to make such Designated Event Offer is a Change of Control, a brief description of material developments in the Company’s business, information with respect to pro forma historical net income, cash flow and capitalization after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Designated Event Offer as the Company reasonably believes would be material to a Holder in connection with the decision of such Holder as to whether it should tender Securities pursuant to such Designated Event Offer.

(c) To exercise a repurchase right pursuant to this Section 5.01, a Holder shall deliver to the Trustee a written notice (a “Repurchase Notice”) of such Holder’s exercise of such right, in accordance with the terms and conditions set forth in the Designated Event Purchase Notice. Upon receipt by the Trustee of a Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn) thereafter be entitled to receive solely the Designated Event Purchase Price with respect to such Security and any Security accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest after the Designated Event Purchase Date. Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Repurchase Notice, unless such Repurchase Notice has first been validly withdrawn in the manner provided for in the foregoing paragraph (b)(6) of this Section 5.01.

(d) On the Designated Event Purchase Date, the Company shall:

(1) accept for payment Securities or portions thereof validly tendered pursuant to the Designated Event Offer,

(2) deposit with the Paying Agent (no later than 10:00 a.m. EST on the Designated Event Purchase Date) cash, in immediately available funds, sufficient to pay the aggregate Designated Event Purchase Price of all Securities or portions thereof so tendered and accepted, and

(3) deliver to the Trustee the Securities so accepted together with an Officers’ Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company.

The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the Designated Event Purchase Price for the Securities tendered by such Holders and accepted for payment, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion to the Securities surrendered; provided, however, that each such new Security shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any Securities not validly tendered and not accepted by the Company shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Designated Event Offer not later than the first Business Day following the Designated Event Purchase Date.

(e) In the event that a Designated Event occurs and the holders of Securities exercise their right to require the Company to purchase Securities, if such purchase constitutes a “tender offer” for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

(f) The Company shall not be required to make a Designated Event Purchase Offer upon the occurrence of a Designated Event if a third party makes such offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 5.01 applicable to a Designated Event Purchase Offer made by the Company and purchases all Securities properly tendered and not withdrawn under such offer.

ARTICLE 6

COVENANTS

Section 6.01. Payment of Securities. (a) The Company shall pay or cause to be paid the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal Securities and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 6.02. Reports. Whether or not required by the SEC, so long as any Securities are outstanding, the Company shall furnish to the Holders of the Securities:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries showing in reasonable detail, in the footnotes to the financial statements and in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (in each case to the extent not prohibited by the SEC’s rules and regulations) the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Company’s rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA § 314(a).

Section 6.03. Compliance Certificate.

(1) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Supplemental Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Supplemental Indenture, and is not in default in the performance or observance of any of the terms, provisions and conditions of this Supplemental Indenture, (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(2) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 6.02(1) above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Article 6 or Article 7 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(3) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.04. Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Securities.

Section 6.05. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Supplemental Indenture and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.06. Corporate Existence. Subject to Article 7 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Securities.

ARTICLE 7

SUCCESSORS

Section 7.01. Merger, Consolidation or Sale of Assets. The Company shall not:

(a) consolidate with or merge into any other Person; or

(b) convey, transfer, sell or lease the properties or assets of the Company substantially as an entirety to another Person, unless:

(i) the Person formed by such consolidation or into or with which the Company merged or the Person to which the Company’s properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if other than the Company, has expressly assumed all of the Company’s obligations, including the payment of the principal of and interest on the Securities and the performance of the other covenants, under this Supplemental Indenture; and

(ii) immediately after giving effect to such transaction, no Event of Default and no Default has occurred and is continuing; and

Section 7.02. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance, transfer, sale or lease of the properties and assets of the Company substantially as an entity in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer, sale or lease is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, conveyance, sale or lease the provisions of this Supplemental Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Supplemental Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of all of the Company’s assets that meets the requirements of Section 7.01 hereof.

ARTICLE 8

DEFAULTS AND REMEDIES

Section 8.01. Events of Default. Each of the following constitutes an Event of Default:

(1) default for 30 days in the payment when due of interest on the Securities;

(2) default in payment when due of the principal of or premium, if any, on the Securities;

(3) failure by the Company or any of its Subsidiaries to comply with the provisions described under Article 7 hereof or failure by the Company to consummate a Designated Event Offer in accordance with the provisions of this Supplemental Indenture;

(4) failure by the Company or any of its Subsidiaries for 30 days after notice by the Trustee or the Holders of at least 25% in the aggregate principal amount of the Securities then outstanding, voting as a single class, to comply with any of its other agreements in the Supplemental Indenture or the Securities;

(5) default under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any of its Significant Subsidiaries then has outstanding Indebtedness in excess of $20,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

(6) entry by a court of competent jurisdiction of one or more final judgments that can no longer be appealed for the payment of money in excess of $20,000,000 (not covered by insurance) against the Company or any of its Significant Subsidiaries and such judgment remains undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect; or

(7) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) generally is not paying its debts as they become due; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company or any of its Restricted Subsidiaries in an involuntary case;

(b) appoints a custodian of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

(c) orders the liquidation of the Company or any of its Restricted Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 8.02. Acceleration. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately. Upon any such declaration, the principal of, and accrued and unpaid interest if any, on such Securities shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (7) or (8) of Section 8.01 hereof occurs with respect to the Company or any of its Restricted Subsidiaries, all outstanding Securities shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Supplemental Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 8.04. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Holders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Securities (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Supplemental Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05. Control by Majority. Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities or that may involve the Trustee in personal liability.

Section 8.06. Limitation on Suits. A Holder of a Security may pursue a remedy with respect to this Supplemental Indenture or the Securities only if:

(1) the Holder of a Security gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3) such Holders of Securities offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder of a Security may not use this Supplemental Indenture to prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 8.07. Rights of Holders of Securities to Receive Payment. Notwithstanding any other provision of this Supplemental Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.08. Collection Suit by Trustee. If an Event of Default specified in Section 8.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 9.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of the Securities pursuant to this Section 8.10.

Section 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Supplemental Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 8.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

ARTICLE 9

TRUSTEE

Section 9.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Supplemental Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Supplemental Indenture and the Trustee need perform only those duties that are specifically set forth in this Supplemental Indenture, and no others, and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Supplemental Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Supplemental Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 9.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Supplemental Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 9.01.

(e) No provision of this Supplemental Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Supplemental Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee reasonable security and indemnity against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written and oral advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Supplemental Indenture.

(e) Unless otherwise specifically provided in this Supplemental Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Supplemental Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 9.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of the Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 9.10 and 9.11 hereof.

Section 9.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Supplemental Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Supplemental Indenture other than its certificate of authentication.

Section 9.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of the Securities a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

Section 9.06. Reports by Trustee to Holders of the Securities. (a) Within 60 days after each May 15, beginning with the May 15 for so long as the Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of the Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 9.07. Compensation and Indemnity. (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Supplemental Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Supplemental Indenture, including the costs and expenses of enforcing this Supplemental Indenture against the Company (including this Section 9.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c) The obligations of the Company under this Section 9.07 shall survive the satisfaction and discharge of this Supplemental Indenture.

(d) To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Supplemental Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 9.08. Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 9.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 9.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a Custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 9.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Supplemental Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company’s obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee.

Section 9.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 9.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $75 million as set forth in its most recent published annual report of condition.

This Supplemental Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 9.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 10

AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01. Without Consent of Holders of Securities. Notwithstanding Section 10.02 of this Supplemental Indenture, the Company and the Trustee may amend or supplement this Supplemental Indenture or the Securities without the consent of any Holder of the Securities:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(3) to provide for the assumption of the Company’s obligations to the Holders of the Securities by a successor to the Company pursuant to Article 7 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights hereunder of any Holder of the Securities;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Supplemental Indenture under the TIA; or

(6) to appoint a successor Trustee under this Supplemental Indenture.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Supplemental Indenture or otherwise.

Section 10.02. With Consent of Holders of Securities. (a) Except as provided below in paragraph (d) of this Section 10.02, the Company and the Trustee may amend or supplement this Supplemental Indenture and the Securities with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities), and, subject to Sections 8.04 and 8.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Securities, except a payment default resulting from an acceleration that has been rescinded) or compliance by the Company with any provision of this Supplemental Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities). Section 2.09 hereof shall determine which Securities are considered to be “outstanding” for purposes of this Section 10.02.

(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of the Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

(c) It shall not be necessary for the consent of the Holders of the Securities under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of the Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Without the consent (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities) of each Holder affected, an amendment or waiver under this Section 10.02 may not (with respect to any Securities held by a non-consenting Holder):

(i) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the principal of or change the stated maturity of any Security or reduce the premium that must be paid with respect to the redemption of the Securities or change the time before which no redemption may be made;

(iii) reduce the rate of, or change the time for, payment of interest on any Security;

(iv) waive a Default or Event of Default in the payment of principal of or interest on the Securities, or any repurchase payment (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities and a waiver of the payment default that resulted from such acceleration);

(v) make any Security payable in money other than that stated in the Securities;

(vi) impair or adversely affect the right to bring a suit to enforce the right to receive payment on or convert any security pursuant to Article 4 hereof;

(vii) adversely affect the right to require the Company to repurchase the Securities upon a Designated Event;

(viii) impair the right of any Holder to convert any Security pursuant to Article 4 hereof; or

(ix) make any change in Section 8.04 or 8.07 hereof or in the foregoing amendment and waiver provisions of this paragraph (d) of Section 10.02.

Section 10.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Supplemental Indenture or the Securities shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 10.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder of a Security and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder of a Security or subsequent Holder of a Security may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 10.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all the Securities may issue and the Trustee shall, upon receipt of an authentication order, authenticate new Securities that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06. Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 9.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Supplemental Indenture.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 11.02. Notices. Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Crown Castle International Corp.

510 Bering Drive, Suite 500

Houston, Texas 77057

Telecopier No.: (713) 570-3150

Attention: Chief Financial Officer

With a copy to:

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, New York 10019

Telecopier No.: (212) 474-3700

Attention: Stephen L. Burns, Esq.

If to the Trustee:

The Bank of New York

101 Barclay Street

New York, New York 10286

Telecopier No.: (212) 815-5915

Attention: Corporate Trust Administration

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Except as otherwise expressly stated in this Supplemental Indenture, any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03. Communication by Holders of Securities with Other Holders of Securities. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Supplemental Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Supplemental Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Supplemental Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Supplemental Indenture or the TIA.

Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 11.08. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09. No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 11.10. Successors. All agreements of the Company in this Supplemental Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 11.11. Severability. In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13. Table of Contents, Headings, etc. The Table of Contents and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of July 2, 2003.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

THE BANK OF NEW YORK, as Trustee

By:	/s/ Van K. Brown
Name: Van K. Brown
Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SUPPLEMENTAL INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.] 1

CROWN CASTLE INTERNATIONAL CORP.

4% Convertible Senior Notes due 2010

No.	$

CUSIP No. 228227AT1

CROWN CASTLE INTERNATIONAL CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Supplemental Indenture hereinafter defined), for value received, hereby promises to pay to CEDE & CO., or registered assigns, [the principal sum of $                     (                     Dollars)] [the principal sum set forth on the Schedule of Exchanges of Securities attached hereto]2 on July 15, 2010, and to pay interest thereon from July 2, 2003 or from the most recent Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 (each, a “Payment Date”) in each year, commencing January 15, 2004, at the rate of 4% per annum, until the principal hereof is paid or made available for payment.

[1]	These paragraphs should be included only if the Security is a Global Security.
[2]	Use this language only if the Security is a Global Security.

The interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in the Supplemental Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be January 1 or July 1, as the case may be, next preceding such Payment Date or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day. A “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the Person in whose name this Security is registered at the close of business on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the special record date, the Payment Date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Payments of principal of and interest on this Security and any additional payments due hereunder shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Interest may, at the option of the Company, be paid either (i) by check mailed to the registered address of the Person entitled thereto; provided, however, that a Holder of Securities with an aggregate principal amount in excess of $2,000,000 shall, at the written election (timely made and containing appropriate wire transfer information) of such Holder, be paid by wire transfer of immediately available funds or (ii) by transfer to an account maintained by such Person located in the United States; provided further, however, that payment to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual signature, this Security shall not be entitled to any benefit under the Supplemental Indenture or be valid or obligatory for any purpose.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered.

Dated:

CROWN CASTLE INTERNATIONAL CORP.

By:
Name:
Title:

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This is one of the Securities designated therein referred to in the within-mentioned Supplemental Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By:
Authorized Signatory

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[FORM OF REVERSE OF SECURITY]

1. Securities.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under the First Supplemental Indenture, dated as of July 2, 2003 (the “Supplemental Indenture”), to the Indenture dated as of July 2, 2003 between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Supplemental Indenture), and reference is hereby made to the Supplemental Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as “4% Convertible Senior Notes due 2010”, limited in aggregate principal amount to $230,000,000. All terms used in this Security which are defined in the Supplemental Indenture shall have the meanings assigned to them in the Supplemental Indenture.

2. No Sinking Fund.

No sinking fund is provided for the Securities.

3. Conversion.

Subject to and upon compliance with the provisions of the Supplemental Indenture, any Security (or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000) that has not previously been repurchased, is convertible at the option of the Holder thereof, at any time following the original issue date of the Securities and on or before the close of business on the stated maturity into fully paid and nonassessable shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), at an initial conversion rate (calculated to the nearest 1/100 of a share) of 92.3361 shares of Common Stock for each $1,000 principal amount of Security (the “Conversion Rate”), or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Supplemental Indenture.

A Security or portion thereof in respect of which the Holder has delivered a Repurchase Notice may be converted only if such notice is withdrawn in accordance with the terms of the Supplemental Indenture. complete and manually sign the conversion notice on the back of the Security (the “Conversion Notice”) or a facsimile thereof and deliver such notice to the Conversion Agent in accordance with the notice provisions set forth in the Supplemental Indenture, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (4) pay any transfer or similar tax, if required and (5) if required pursuant to, pay funds equal to the interest payable on the next Payment Date. In the case of a Global Security, the Conversion Notice shall be completed by a Depositary participant on behalf of the beneficial holder. The date on which the Holder satisfies all of these requirements is the “Conversion Date”. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver to the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share thereof, as provided in the Supplemental Indenture, and the Conversion Agent shall forward such certificate or certificates at the addresses set forth in the written notices sent to the Company by the Holders electing to convert their Securities. Anything herein to the contrary notwithstanding, in the case of Global Securities, Conversion Notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

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The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Holders shall not be entitled to receive any dividends payable to any holders of Common Stock as of any record date before the close of business on the applicable Conversion Date.

Securities surrendered for conversion during the period from the close of business on any record date immediately preceding any Payment Date to the opening of business on such Payment Date shall be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the interest payable on such Payment Date on the principal amount of Securities being surrendered for conversion; provided, however, that no such payment need be made if (1) the Company has specified a Designated Event Purchase Date pursuant to Section 5.01 of the Supplemental Indenture that is during such period, (2) the Company has specified a date for redemption of the Securities pursuant to Section 3.03 of the Supplemental Indenture that is during such period or (3) only to the extent of overdue interest, any overdue interest exists at the time of conversion with respect to such Security. Interest shall be payable to such registered Holder notwithstanding the conversion of such Security. If the Company defaults in the payment of interest payable on such Payment Date, the Company shall promptly repay such funds to such Holder. Except as otherwise provided in Section 4.03 of the Supplemental Indenture, no payment or adjustment will be made for accrued interest on a converted Security.

4. Adjustments upon Mergers and Consolidations.

The Supplemental Indenture provides that in the event of (i) certain types of reclassification or changes of the outstanding shares of Common Stock, (ii) any consolidation, merger or combination of the Company with another Person or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person, in each case of clauses (i)-(iii) as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that this Security shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Security (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Securities) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided, however, that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (a “non-electing share”), then the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

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5. Optional Redemption.

The Securities will not be redeemable at the Company’s option prior to July 18, 2008. On or after July 18, 2008, the Company may, pursuant to the provisions of Article 3 of the Supplemental Indenture, redeem all or a part of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to but excluding the dated fixed for redemption, on the Securities redeemed (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Payment Date), if redeemed during the period indicated below:

Period	Percentage
Beginning on July 18, 2008 and ending on July 14, 2009	101.143%
Beginning on July 15, 2009 and thereafter	100.571%

6. Repurchase Upon Occurrence of a Designated Event.

Upon the occurrence of a Designated Event, the Company shall notify the Holders of the Securities of such occurrence by delivering a Designated Event Purchase Notice, and shall make a Designated Event Offer, and shall purchase, on a Business Day not more than 60 nor less than 30 days following the Designated Event (a “Designated Event Purchase Date”) all, but not less than all, of the then outstanding Securities at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the Designated Event Purchase Date (the “Designated Event Purchase Price”). The Designated Event Offer shall remain open from the time of mailing for at least 20 Business Days or until 5:00 p.m., New York City time, on the Business Day prior to the Designated Event Purchase Date, whichever is later. To exercise its repurchase right, a Holder shall deliver to the Trustee a written a Repurchase Notice, in accordance with the terms and conditions set forth in the Designated Event Purchase Notice. Upon receipt by the Trustee of a Repurchase Notice, the Holder of the Security in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn) thereafter be entitled to receive solely the Designated Event Purchase Price with respect to such Security and, any Security accepted for payment pursuant to the Designated Event Offer shall cease to accrue interest after the Designated Event Purchase Date. Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the 20th Business Day after the mailing of the Designated Event Offer or 5:00 p.m., New York City time, on the Business Day prior to the Designated Event Purchase Date, whichever is later. Securities in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Repurchase Notice, unless such Repurchase Notice has first been validly withdrawn in the manner provided for in the Supplemental Indenture. Holders electing to have Securities purchased pursuant to a Designated Event Offer will be required to surrender their Securities to the Paying Agent at the address (in the Borough of Manhattan, The City of New York) specified in the Designated Event Purchase Notice prior to 5:00 p.m., New York City time, on the Business Day prior to the Designated Event Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent. Any portion of the principal amount of Securities that is equal to $1,000 or an integral multiple thereof, validly tendered into the Designated Event Offer and not withdrawn, will be accepted for payment.

7. Partial Repurchase or Conversion.

In the event of repurchase or conversion of this Security in part only, a new Security or Securities for the unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation thereof.

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8. Acceleration Upon Event of Default.

If an Event of Default with respect to the Securities shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Supplemental Indenture.

9. Amendment and Modification.

The Supplemental Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Supplemental Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding. The Supplemental Indenture also contains provisions permitting the Holders of no less than a majority in principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Supplemental Indenture and certain past defaults under the Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security.

10. Institution of Proceedings.

As provided in and subject to the provisions of the Supplemental Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Supplemental Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Securities a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Supplemental Indenture.

11. No Impairment of Obligation to Pay or Right to Convert.

No reference herein to the Supplemental Indenture and no provision of this Security or of the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Supplemental Indenture.

12. Denominations.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Supplemental Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

13. Transfer and Exchange.

As provided in the Supplemental Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the security register maintained by the Registrar, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the

8

principal of and any interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar.

14. No Service Charge.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

15. Treatment as Owner.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

16. No Liability.

A director, officer, employee, stockholder or incorporation, as such, of the Company shall not have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under the Securities or the Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

17. Governing Law.

THE SUPPLEMENTAL INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common

TEN ENT	– as tenants by the entireties (Cust)

JT TEN	– as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	– Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

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ELECTION OF HOLDER TO REQUIRE REPURCHASE

UPON A DESIGNATED EVENT

• Pursuant to Article 5 of the Supplemental Indenture dated July 2, 2003, the undersigned hereby acknowledges receipt of a notice from the Company of a Designated Event Offer and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 in principal amount or an integral multiple of $1,000) below designated, as of the Designated Event Purchase Date pursuant to the terms and conditions specified in such Article 5.

• The undersigned hereby directs the Trustee or the Company to pay to the undersigned an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Designated Event Purchase Date, as provided in the Supplemental Indenture.

• The undersigned elects (check one):

☐	to withdraw this notice with respect to the following Securities:

Principal amount:

Certificate numbers:

☐	to receive cash in respect of the entire Designated Event Purchase Price with respect to the Securities that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive cash in respect of the entire Designated Event Purchase Price for all Securities subject to this notice.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.
Signature Guaranteed

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Security certificate number (if any):

Principal amount to be repurchased (if less than all):
$

Remaining principal amount after repurchase:
$

Social Security or
Other Taxpayer Identification Number

12

CONVERSION NOTICE

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, into shares of common stock of Crown Castle International Corp., $0.01 par value per share (the “Common Stock”), in accordance with the terms of the Supplemental Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be issued and delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or any portion of this Security not converted are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Dated:

Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

Name

Address

Social Security or
Other Taxpayer Identification Number

[Signature Guaranteed]

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If only a portion of the Securities is to be converted, please indicate:

1.	Principal amount to be converted:

$

2.	Principal amount and denomination of Securities representing unconverted principal amount to be issued:

$

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FORM OF ASSIGNMENT

For value received                          hereby sell(s), assign(s) and transfer(s) unto                          [also insert social security or other identifying number of assignee] the within Security, and hereby irrevocably constitutes and appoints                          as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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SCHEDULE OF EXCHANGES OF SECURITIES3

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange	Principal Amount of this Global Security Following Such Decrease (or Increase)	Authorized Signatory of Custodian	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security

[3]	This schedule should be included only if the Security is a Global Security.